EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Amesite Inc. Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard DiBartolomeo, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2019

By:	/s/ Richard DiBartolomeo
Richard DiBartolomeo
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to Amesite Inc. Inc. and will be retained by Amesite Inc. Inc. to be furnished to the Securities and Exchange Commission or its staff upon request